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                                Exhibit No. 10.45
                                -----------------
                          NINTH AMENDMENT AND AGREEMENT
                          -----------------------------
                                       TO
                                       --
                              CONSIGNMENT AGREEMENT
                              ---------------------


         THIS NINTH AMENDMENT AND AGREEMENT TO CONSIGNMENT AGREEMENT is made as of the 1st day of March, 2000, by and between FLEET PRECIOUS METALS INC., a Rhode Island corporation with its principal offices at 111 Westminster Street, Providence, Rhode Island 02903 (the "Consignor") and MICHAEL ANTHONY JEWELERS, INC., a Delaware corporation with its principal office at 115 South MacQuesten Parkway, Mount Vernon, New York 10550 (the "Consignee").

                                WITNESSETH THAT:

         WHEREAS, the Consignor and the Consignee are parties to a certain Consignment Agreement dated as of August 20, 1993, as previously amended by various amendments and letter agreements (as amended, the "Consignment Agreement") pursuant to which the Consignor agreed to consign precious metals to the Consignee from time to time for use in the Consignee's manufacturing operations; and

         WHEREAS, the parties hereto desire to amend the Consignment Agreement as hereinafter provided;

         NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein without definition shall have the meanings assigned by the Consignment Agreement.

         2. Effective the date hereof, the definition of "Security Agreement" is amended in its entirety to read as follows:

                  "Security Agreement" shall mean that certain Security Agreement dated August 20, 1993 (as amended and as the same may be amended from time to time), of the Consignee in favor of the Consignor, as agent for itself and for ABN AMRO Bank N.V., New York Branch; Credit Suisse First Boston, Paribas and Mitsui & Co. (U.S.A.), Inc."

         3. Subsection 13(n) of the Consignment Agreement is hereby amended to read as follows:

                  "(n) Occurrence of an event of default under any credit, loan or consignment agreement to which Consignee is a party, as amended or modified from time to time, including, without limitation (i) that certain Loan and Security Agreement between the Debtor and the GECB dated January 29, 1999 as evidenced by that certain Term Promissory Note of the Consignee payable to the order of GECB in the original principal amount of up to $10,500,000 issued pursuant to the Term Loan Agreement; (ii) that certain Consignment Agreement

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         dated as of August 20, 1993 between Consignee and ABN AMRO Bank N.V.,
         New York Branch, (iii) that certain Consignment Agreement dated as of January 31, 1994 between Consignee and Credit Suisse First Boston, (iv) that certain Consignment Agreement dated as of October 23, 1998 between Consignee and Paribas, (v) that certain Consignment Agreement between Consignee and Mitsui & Co. (U.S.A.), Inc. dated November 29, 1999, and
         (vi) that certain Line of Credit Agreement dated as of September 12, 1994 between the Consignee and The Chase Manhattan Bank;"

         4. Effective the date hereof, of the Consignment Agreement is amended by adding a new Paragraph 17 to read in its entirety as follows (in the event of any inconsistency between the Consignment Agreement and the provisions of Paragraph 17, the provisions of Paragraph 17 shall prevail and govern):

                  "17. (a) The Consignor may at any time pledge all or any portion of its rights under the consignment documents to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C Section 341. No such pledge or enforcement thereof shall release the Consignor from its obligations under any of the loan and consignment documents.

                  (b) The Consignor shall have the unrestricted right at any time or from time to time, and without the Consignee's consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an "Assignee"), and the Consignee agrees that it shall execute, or cause to be executed, such documents, including without limitations, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Consignor shall deem necessary to effect the foregoing. In addition, at the request of the Consignor and any such Assignee, the Consignee shall issue one or more new consignment agreements, as applicable, to any such Assignee and, if the Consignor has retained any of its rights and obligations hereunder following such assignment, to the Consignor, which new consignment agreements shall be issued in replacement of, but not in discharge of, the liability evidenced by the consignment agreement held by the Consignor prior to such assignment and shall reflect the amount of the respective commitments held by such Assignee and the Consignor after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Consignor in connection with such assignment, and the payment by Assignee of the purchase price agreed to by the Consignor and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Consignor hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Consignor pursuant to the assignment documentation between the Consignor and such Assignee, and the Consignor shall be released from its obligations hereunder and thereunder to a corresponding extent.

                  (c) The Consignor shall have the unrestricted right at any time and from time to time, and without the consent of, or notice to, the Consignee, to

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         grant to one or more banks or other financial institutions (each, a
         "Participant") participating interests in the Consignor's obligations hereunder and/or any or all of the credit facilities held by the Consignor hereunder. In the event of any such grant by the Consignor of a participating interest to a Participant, whether or not upon notice to the Consignee, the Consignor shall remain responsible for the performance of its obligations hereunder and the Consignee shall continue to deal solely and directly with the Consignor in connection with the Consignor's rights and obligations hereunder.

                  (d) The Consignor may furnish any information concerning the Consignee in its possession from time to time to prospective Assignees and Participants, provided that the Consignor shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

                  (e) All payments (other than payments in the form of precious metal) shall be in lawful money of the United States in immediately available funds.

                  (f) If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, Consignee shall pay to the Consignor a late fee equal to five percent (5%) of the required payment.

                  (g) The term "Prime Rate" means the variable per annum rate of interest so designated from time to time by Fleet National Bank as its prime rate. The Prime Rate is a reference rate and does necessarily represent the lowest or best rate being charged to any customer.

                  (h) All agreements between Consignee and Consignor are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Consignor for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Consignment Agreement shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Consignee and the Consignor in the execution, delivery and acceptance of this Consignment Agreement to contract in strict compliance with the laws of the State of Rhode Island from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the consignment documents or the security documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Consignor should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall

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         control every other provision of all agreements between Consignee and
         Consignor.

                  (i) All computations of interest under the Consignment Agreement shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.

                  (j) Upon receipt of an affidavit of an officer of the Consignor as to the loss, theft, destruction or mutilation of the consignment agreement or any other security document which is not of public record, and, in the case of any such loss, theft destruction or mutilation, upon surrender and cancellation of such consignment agreement or other security document, the Consignee will issue, in lieu thereof, a replacement consignment agreement or other security document in the same principal amount thereof and otherwise of like tenor.

                  (k) This Agreement shall be governed by The Modified Following Business Day Convention which shall mean the convention for adjusting any relevant date if it would otherwise fall on a day that is not a Business Day. The following terms, when used in conjunction with the term, "Modified Following Business Day Convention," and a date, shall mean that an adjustment will be made if that date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day. A "Business Day" means, in respect of any date that is specified in this Agreement to be subject to adjustment in accordance with applicable Business Day Convention, a day on which commercial banks settle payments in New York, if the payment obligation is calculated by reference to the Prime Rate. If any payment hereunder becomes due on a day which is not a Business Day, the due date of the payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment."

         5. All references to the "Consignment Agreement" in that certain Security Agreement dated August 20, 1993, as amended from time to time, by and among the Consignee, the Consignor, individually and as agent for ABN AMRO Bank N.V., New York Branch; Credit Suisse First Boston, Consignor, and Paribas, and in any other documents or agreements by and between the parties hereto, shall from and after the effective date hereof refer to the Consignment Agreement, as previously amended and as amended hereby, and all obligations of the Consignee under the Consignment Agreement, as amended hereby, shall be secured by and entitled to the benefits of said Security Agreement and such other documents and agreements.

         6. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

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         IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                  MICHAEL ANTHONY JEWELERS, INC.


                                  By:  /s/  Michael A. Paolercio
                                       -------------------------------
                                  Title:  Treasurer
                                          ----------------------------

                                  FLEET PRECIOUS METALS INC.


                                  By:  /s/ Sharon Delfino
                                       -------------------------------
                                  Title: Vice President
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                                  By: /s/ Irene A. O'Garek
                                      --------------------------------
                                  Title: Vice President
                                         -----------------------------